Securities & Exchange Commission,
Washington, D.C.

AUTHOR’S CONSENT

I, RICHARD T. HEARD, do hereby consent to the use in this registration statement of Paradigm Enterprises, Inc. on Form SB-2 of my Geological Report On The Golden Mineral Claim dated November 15, 2002, appearing in the prospectus, which is part of this Registration Statement. I also consent to the reference to me under the heading “Experts” in such prospectus.

         /s/ R.T. Heard, P. Eng.

R.T. Heard, P. Eng.
Halfmoon Bay, B.C.
March 10, 2003